UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 15, 2015 (June 15, 2015)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 19a-12 under the Exchange Act (17 CFR 240.19a-12)

☐	Pre-commencement communications pursuant to Rule 19d-2(b) under the Exchange Act (17 CFR 240.19d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

On June 12, 2015, a wholly owned subsidiary of Aircastle Limited and Embraer S.A. entered into an agreement for the purchase of 25 E-Jet E2s, consisting of 15 E190-E2s and 10 E195-E2s. The aircraft deliveries are scheduled to begin in 2018 for the E190-E2 and 2019 for the E195-E2 at a rate of roughly seven units per year through 2021. The agreement provides for some conversion rights between aircraft types and includes purchase rights for an additional 25 aircraft.

The total estimated value of the order based on current manufacturer’s list prices is approximately $1.5 billion. Actual purchase prices at delivery will be considerably lower than the list prices due to the impact of purchase discounts, price escalators and final aircraft specifications. The contractual purchase prices are subject to confidentiality provisions with Embraer S.A.

A copy of the press release announcing the aircraft order is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit 99.1 Press Release dated June 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED
(Registrant)

By:	/s/ Christopher Beers
Christopher Beers
General Counsel

Date: June 15, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated June 15, 2015

3